                                                                     EXHIBIT 2.2

                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     This Amendment to Agreement and Plan of Merger (this "Amendment") dated as of May 22, 1998 is entered into by and among Compass Bancshares, Inc. ("Compass"), Compass Hill Country, Inc. ("CHC") and Hill Country Bank (the "Bank").

     WHEREAS, Compass and the Bank entered into an Agreement and Plan of Merger dated as of April 22, 1998 (the "Merger Agreement");

     WHEREAS, the Merger Agreement requires that an existing or new subsidiary of Compass shall be merged with the Bank, with the Bank being the surviving entity;

     WHEREAS, CHC is such existing or new subsidiary;

     WHEREAS, Section 8.3 of the Merger Agreement requires Compass and the Bank to amend the Merger Agreement for the purpose of making CHC a party thereto; and

     WHEREAS, the parties desire to otherwise amend the Merger Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Merger Agreement.

          2. Upon execution of this Amendment, CHC shall become a party to the Merger Agreement, shall be deemed to be Compass Texas as defined in the Merger Agreement, and shall succeed to the rights and become subject to the obligations of Compass Texas as provided in the Merger Agreement.

          3. The execution of this Amendment shall not relieve Compass of its obligations under the Merger Agreement.

          4. Except as herein provided, the terms of the Merger Agreement shall remain in full force and effect.

          5. This Amendment may be executed in several counterparts, and by the parties on separate counterparts, and all such counterparts, when so executed and delivered, shall constitute but one and the same agreement.

     IN WITNESS WHEREOF the parties have executed this Amendment as of the date first written above.


ATTEST:                                     COMPASS BANCSHARES, INC.



By:  /s/ Daniel B. Graves                   By:  /s/ Garrett R. Hegel
   --------------------------------            ----------------------------
   Its: Assistant Secretary                    Its: Chief Financial Officer



ATTEST:                                     COMPASS HILL COUNTRY, INC.



By:  /s/ Ben H. Riggs                       By:  /s/ Charles E. McMahen
   --------------------------------            ----------------------------
   Its: Secretary                              Its: President



ATTEST:                                     HILL COUNTRY BANK



By:  /s/ Lori B. Singleton                  By:  /s/ Stephen J. Wilkinson
   --------------------------------            ----------------------------
   Its: Secretary                              Its: Chairman & President